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EXHIBIT 5.1

                               September 19, 1996

Brooktrout Technology, Inc.
410 First Avenue
Needham, Massachusetts 02192

         Re:  Brooktrout Technology, Inc. 1992 Stock Incentive Plan
              -----------------------------------------------------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Brooktrout Technology, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Registration Statement on Form S-8 (the "Registration Statement") relating to 975,000 shares of the Company's common stock, par value $.01 per share (the "Registered Shares"), which may be issued pursuant to the Brooktrout Technology, Inc. 1992 Stock Incentive Plan (the "Plan").

         As counsel for the Company, we have examined a copy of the Plan, the Registration Statement, and the Company's Restated Articles of Organization and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts and certain other jurisdictions. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts.

         Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable under the Business Corporation Law of the Commonwealth of Massachusetts.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act of 1933 and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /S/ GOODWIN, PROCTER & HOAR  LLP

                                             GOODWIN, PROCTER & HOAR  LLP

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